UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 22, 2014

HEMISPHERE MEDIA GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-54925	80-0885255
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification Number)

2000 Ponce de Leon Boulevard

Suite 500

Coral Gables, FL 33134

(Address of principal executive offices) (Zip Code)

(305) 421-6364

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision (see General Instruction A.2 below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

On January 22, 2014, Hemisphere Media Holdings, LLC, a Delaware limited liability company (the “Company”), an indirect wholly owned subsidiary of Hemisphere Media Group, Inc. (“Hemisphere”), entered into an Asset Purchase Agreement (the “Acquisition Agreement”), with Media World, LLC, a Florida limited liability company (“Seller”) and the other signatories named therein, pursuant to which the Company will acquire Seller’s Spanish-language television network business (the “Acquisition”).

The Acquisition includes the purchase by the Company of assets of Seller and its affiliates primarily used in, or held for use in connection with, the operation or conduct of Seller’s Spanish-language television network business (the “Business”) including: (i) Pasiones, dedicated to showcasing the most-popular telenovelas and series, distributed to approximately 3.8 million subscribers in the U.S. and 7.2 million subscribers in Latin America; (ii) Centroamerica TV, the leading network targeting the third largest U.S. Hispanic group, featuring the most popular news, entertainment and soccer programming from Central America with over 3.3 million subscribers in the U.S. and (iii) TV Dominicana, the leading network targeting Dominicans living in the U.S., featuring the most popular news, entertainment and baseball programming from the Dominican Republic, with over 2.2 million subscribers in the U.S.

Seller shall provide to the acquired Business (i) certain technical services, including, without limitation, playout, post-production, master control, traffic, uplink/transmission, etc., for a period of three years following the closing of the Acquisition (the “Closing Date”) and (ii) certain non-technical services, including, without limitation, personnel devoting time to general management, programming coordination, traffic coordination, marketing/sales coordination for a period of two years following the Closing Date.  Pre-negotiated fees for specified technical and non-technical services shall be paid by the Company to Seller as such costs are incurred following the Closing Date.  Additionally, certain key personnel of Seller and its affiliates shall enter into a consulting agreement with the Company, at no additional cost, for a period of one year following the Closing Date.

On the Closing Date, the Company will pay to Seller a purchase price of $102,180,000 in cash to acquire the Business, subject to subject to certain post-closing adjustments.

The Acquisition Agreement, which is included as Exhibit 2.1 to this current report on Form 8-K and incorporated herein by reference, contains (i) customary representations and warranties of the parties (which have been qualified by confidential disclosures made to the Company in connection with the Acquisition Agreement), including, among others: corporate organization, corporate authority, absence of conflicts, third party consents and approvals, financial statements, compliance with law and legal proceedings, absence of certain changes, taxes, intellectual property, legal action and orders, insurance and certain material and interested party contracts, (ii) covenants of Seller to conduct the Business in the ordinary course until the Acquisition is completed, (iii) covenants of Seller not to take certain actions during this interim period (iv) covenants of Seller to obtain consents prior to and after the Closing Date, (vi) covenants of Seller and its affiliates not to compete with the Company and its affiliates in certain lines of business for a period of five years following the Closing Date and (vii) covenants of Seller to offer the Company an option to purchase a third party Spanish-language channel if Seller has the right or opportunity to acquire or cause a third party to acquire such channel at specified prices.

The Acquisition Agreement also provides for a bilateral indemnification following the Closing by the Company, on the one hand, and Seller, on the other hand, with respect to the accuracy of certain representations and warranties, breaches of covenants and certain specified matters, which in each case are subject to specified limitations on the amount of indemnifiable damages and the survival period during which a claim may be made.

The Acquisition Agreement contains certain termination rights for each of Seller and the Company.  In addition, subject to certain limitations, either party may terminate the Acquisition Agreement if the Closing Date is not consummated by March 31, 2014.  The Company may terminate, in whole or in part, the non-technical services upon 90 days’ written notice to Seller.  Either party may terminate, in whole or in part, the technical services after the second anniversary of the Closing Date and the Company may terminate such services prior to the second anniversary of the Closing Date upon 120 days’ written notice to Seller if the Company or any of its affiliates acquires a business that performs similar services.

The Acquisition is expected to close in the first quarter of 2014. The Acquisition is subject to limited closing conditions specified in the Acquisition Agreement, including, without limitation, delivery of combined audited financial statements of the Business on a consolidated basis as at and for the fiscal years ended December 31, 2013.  The closing of the Acquisition is not subject to any financing condition. There can be no assurance as to when the closing conditions will be satisfied, if at all.

The Acquisition Agreement has been provided solely to inform investors of its terms. The representations, warranties and covenants contained in the Acquisition Agreement were made only for purposes of such agreement and as of specific dates, were made solely for the benefit of the parties to the Acquisition Agreement and may be intended not as statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate. In addition, such representations, warranties and covenants may have been qualified by certain disclosures not reflected in the text of the Acquisition Agreement, and may be subject to standards of materiality applicable to contracting parties that differ from what may be viewed as material by shareholders of, or other investors in, Hemisphere. Investors are not third-party beneficiaries under the Acquisition Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Hemisphere, Seller or any of their respective subsidiaries or affiliates. The assertions embodied in the representations and warranties of the Company are qualified by information contained in certain of Hemisphere’s public filings.  Information concerning the subject matter of such representations and warranties may change after the date of the Acquisition Agreement, which subsequent information may or may not be fully reflected in future public disclosures.

The foregoing description of the Acquisition Agreement is only a summary, does not purport to be complete and its qualified in its entirety by reference to the full text of the Acquisition Agreement which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Forward Looking Statements

This report may contain certain statements that are “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995.  The forward-looking statements contained in this report may include statements about the anticipated benefits of the Acquisition including the Company’s ability to consummate the transaction announced herein, the expected closing date for the Acquisition, the risk that the closing conditions to which the Acquisition is subject are not satisfied, the impact of the transaction on Hemisphere’s operations and financial performance and other information and statements that are not historical facts.  Without limitation, any statements preceded or followed by or that include the words “targets,” “plans,” “believes,” “expects,” “intends,” “will,” “likely,” “may,” “anticipates,” “estimates,” “projects,” “should,” “would,” “expect,” “positioned,” “strategy,” “future,” or words, phrases or terms of similar substance or the negative thereof, are forward-looking statements.  These statements are based on the current expectations of the management of Hemisphere and are subject to uncertainty and changes in circumstance and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements.  In addition, these statements are based on a number of assumptions that are subject to change.  Such risks, uncertainties and assumptions include: (1) risks relating to any unforeseen liabilities of Hemisphere and the Business, (2) future capital expenditures, expenses, revenues, earnings, synergies, economic performance, indebtedness, financial condition, losses and future prospects, businesses and management strategies and the expansion and growth of the operations of Hemisphere; (3) Hemisphere’s ability to successfully integrate the Businesses and achieve anticipated synergies; (4) the risk that disruptions from the transaction will harm Hemisphere’s business; and (5) Hemisphere’s, plans, objectives, expectations and intentions generally.  Additionally, factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements are discussed under the heading “Risk Factors” and “Forward-Looking Statements” in Hemisphere’s most recent registration statement on Form S-4 (File No. 333-186210) (the “Registration Statement”), post-effective amendment No. 1 on Form S-1 to the Registration Statement and Hemisphere’s Quarterly Reports on Form 10-Q, each filed with the Securities and Exchange Commission (“SEC”), as they may be updated in any future reports filed with the SEC. Forward-looking statements included herein are made as of the date hereof, and Hemisphere does not undertakes any obligation to update publicly such statements to reflect subsequent events or circumstances.

Item 7.01.  Regulation FD Disclosure

On January 23, 2014, Hemisphere issued a press release announcing the Company’s entry in the Acquisition Agreement.   A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The information included in this Item 7.01, including Exhibit 99.1 attached hereto, is furnished solely pursuant to Item 7.01 of this Form 8-K. Consequently, it is not deemed filed for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or Securities Act of 1933 if such subsequent filing specifically references this Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
2.1	Asset Purchase Agreement, dated as of January 22, 2014, by and among Hemisphere Media

Holdings, LLC, Media World, LLC and the other parties named therein.

99.1	Press Release issued by Hemisphere Media Group, Inc. on January 23, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HEMISPHERE MEDIA GROUP, INC.

Date:	January 23, 2014	By:	/s/ ALEX J. TOLSTON
Name: Alex J. Tolston
Title: General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
2.1	Asset Purchase Agreement, dated as of January 22, 2014, by and among Hemisphere Media Holdings, LLC, Media World, LLC and the other parties named therein.

99.1	Press Release issued by Hemisphere Media Group, Inc. on January 23, 2014.